Calculation of Filing Fee Tables
S-8
Allogene Therapeutics, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Amended and Restated 2018 Equity Incentive Plan Common Stock, $0.001 par value per share	Other	11,470,676	$2.26	$25,923,728	0.0001381	$3,580.07
2	Equity	2018 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	Other	2,294,135	$1.92	$4,404,739	0.0001381	$608.29
Total Offering Amounts:						$30,328,467		$4,188.36
Total Fee Offsets:								$—
Net Fee Due:								$4,188.36

Offering Note

1
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Amount Registered in this Registration Statement on Form S-8 shall also cover any additional shares of the Common Stock (“Common Stock”) of Allogene Therapeutics, Inc. (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

The Amount Registered represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 Plan on January 1, 2026, pursuant to an evergreen provision contained in the 2018 Plan. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate prior to the applicable January 1st.

The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price estimates are made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock on March 6th, 2026, as reported on the Nasdaq Global Select Market.

2
Pursuant to Rule 416(a) under the Securities Act, the Amount Registered in this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

The Amount Registered represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP on January 1, 2026, pursuant to an evergreen provision contained in the 2018 ESPP. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 2,320,000 shares; and (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st.

The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price estimates are made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock on March 6th, 2026, as reported on the Nasdaq Global Select Market, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2018 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A